                                                                     EXHIBIT 11

                          PIMCO ADVISORS HOLDINGS L.P.
                    COMPUTATION OF BASIC NET INCOME PER UNIT
                                   (UNAUDITED)



                                                         FOR THE THREE MONTHS     FOR THE THREE MONTHS
                                                         ENDED MARCH 31, 1998    ENDED JANUARY 31, 1997
                                                            --------------          ----------------
                                                           (Dollars in thousands, except per unit amounts)
                                                                  1998                     1997
                                                                --------                --------
Net income                                                      $ 16,525                $ 15,511
Less net income applicable to the General Partner                     (2)                   (155)
                                                                --------                --------
Net income available to the Limited Partners                    $ 16,523                $ 15,356
                                                                ========                ========
Weighted average number of units outstanding                      45,930                  25,665
Basic net income per unit                                       $   0.36                $   0.60
                                                                ========                ========


                   COMPUTATION OF DILUTED NET INCOME PER UNIT
                                   (UNAUDITED)


                                                                              FOR THE THREE MONTHS     FOR THE THREE MONTHS
                                                                              ENDED MARCH 31, 1998    ENDED JANUARY 31, 1997
                                                                                 --------------          ----------------
                                                                               (Dollars in thousands, except per unit amounts)
                                                                                      1998                    1997
Net income                                                                          $ 16,525                $ 15,511
Effect on the recognized equity in earnings of the operating partnership resulting from the dilution of earnings per unit at the operating
     partnership                                                                      (1,101)                     --
                                                                                    --------                --------
Net income after effect of dilution                                                   15,424                  15,511
Less net income applicable to the General Partner                                         (2)                   (155)
                                                                                    --------                --------
Diluted net income available to the Limited Partners                                $ 15,422                $ 15,356
                                                                                    ========                ========
Weighted average number of units outstanding                                          45,930                  25,665
Diluted net income per unit                                                         $   0.34                $   0.60
                                                                                    ========                ========

                                                                     EXHIBIT 11
                                                                    (CONTINUED)

                               PIMCO ADVISORS L.P.
                       COMPUTATION OF NET INCOME PER UNIT
                                   (UNAUDITED)


            The weighted average number of units used to compute basic and diluted net income per unit was as follows:

                                                                   FOR THE THREE MONTHS ENDED
                                                                           MARCH 31
                                                                 1998                   1997
                                                                -------                ------
                                                                        (in thousands)

                     BASIC
General Partner and Class A Limited Partner Units               107,249                40,946

                    DILUTED
General Partner and Class A Limited Partner Units               113,445                42,689
Class B Limited Partner Units                                        --                35,197